Exhibit 10.26

MASTER CUSTODIAL AGREEMENT

(FANNIE MAE FORM 2003)

for

CUSTODY OF SINGLE-FAMILY MBS POOL MORTGAGE LOANS

by and between

Federal National Mortgage Association

(“Fannie Mae”),

U.S. Bank N.A.

(“Custodian”)

and

HomeStreet Bank

(“Lender”)

Effective Date

10/09

Fannie Mae Form 2003 November 2006

Fannie Mae Form 2003 November 2006

RECITALS

This Custodial Agreement is executed by, and delivered to, each of Fannie Mae, Custodian, and Lender, as of the effective date, all as indicated on the cover page hereof.

WHEREAS, Lender is (or will become) the Servicer of certain Mortgage Loans pursuant to a Mortgage Selling and Servicing Contract with Fannie Mae, and may or may not be the Seller with respect to those Mortgage Loans;

WHEREAS, Custodian will maintain custody of the Documents on behalf of, and as custodial agent for, Fannie Mae subject to and in compliance with Fannie Mae’s Guides and Requirements and the applicable MBS Trust Document;

WHEREAS, the parties hereto desire to set forth the terms and conditions for Custodian’s responsibilities with respect to Certification and custody of such Documents; and

WHEREAS, the parties hereto intend that Custodian’s custody of the Documents shall provide Fannie Mae with legal possession thereof, as the term “possession” is used in the Uniform Commercial Code, at all times upon and after the related Mortgage Loans are acquired by Fannie Mae, except insofar as Fannie Mae may provide.

NOW THEREFORE, in consideration of the mutual undertakings expressed in this Agreement, and other good and valuable consideration, the parties understand and agree as follows:

SECTION 1:        DEFINITIONS

The following terms are used herein and are defined as follows:

(a)	Annual Statement of Eligibility for Document Custodians: Fannie Mae Form 2001 (the current version of which is available at www.efenniemae.com), or such other reporting form or format as Fannie Mae may require.

(b)	Agreement: This Custodial Agreement upon its execution by each of Fannie Mae, Lender, and Custodian and delivery of an original or copy of such executed Custodial Agreement to each of the parties.

(c)	Certification: Notice by Custodian to Fannie Mae that, as to each Mortgage Loan listed on the Schedule of Mortgages for the referenced MBS pool, it has examined all the related Documents it has received and has determined that the:

[1]	Documents conform, prima facie and without exception, to the specifications set forth in the Guides, the Requirements, and any other notice to Custodian that describes Fannie Mae requirements for specific mortgage loans or mortgage loan types, and

[2]	Mortgage Loan data on the Schedule of Mortgages (which is provided to Custodian by Lender via Electronic Delivery) matches the terms of those Documents, without exception.

(d)	Certification System: Fannie Mae’s electronic communication system by which Custodian can communicate Certification of a MBS pool to Fannie Mae.

Fannie Mae Form 2003 November 2006

(e)	Documents: For each Mortgage Loan, (the related promissory note, mortgage assignment, and other documents that Fannie Mae requires to be deposited with Custodian: (i) for its review on behalf of Fannie Mae (as such requirements are specified in the Guides, the Requirements, both, and/or any other notice to Custodian that describes Fannie Mae requirements for specific mortgage loans or mortgage loan types), and (ii) if acquired by Fannie Mae, for custody on behalf of Fannie Mae.

(f)	Electronic Delivery: Fannie Mae’s system by which Lender delivers Mortgage Loan data to Custodian electronically so that Custodian can determine whether such data matches the terms of the related Documents it will review. See “Certification.”

(g)	Fannie Mae: Federal National Mortgage Association. See Section 21.

(h)	Guides: Collectively, the:

•	Fannie Mae Selling Guide,

•	Fannie Mae Servicing Guide,

•	Announcements by which Fannie Mae amends or supplements the foregoing from time to time, and

•

anything that (in whole or part) supersedes, is substituted for, or supplements any of the foregoing, in whatever medium (such as paper, electronic form, or otherwise) as Fannie Mae shall provide any of the foregoing, specifically including its Web site. References herein to the Guides (or to either of them) are references to the provisions of the most recently updated Guides that pertain to document custodians and document custody.

(i)	MBS: Fannie Mae guaranteed mortgage-backed securities issued pursuant to an MBS Trust Document. The term “MBS” includes any “whole-loan REMIC” (real estate mortgage investment conduits in which the underlying assets are Mortgage Loans rather than mortgage securities).

(j)	MBS Trust Document: A Fannie Mae trust indenture or agreement (including any applicable amendments thereto), or any other document pursuant to which Fannie Mae issues MBS (including any applicable amendments thereto), pursuant to which a particular MBS pool was issued,

(k)	Mortgage Loan: A Single-Family mortgage loan with respect to which:

[1]	Custodian has custody of some or all of the related Documents that Fannie Mae requires to be delivered to Custodian for its review, and

[2]	if such loan is included in an issue of MBS, Custodian maintains custody for Fannie Mae.

(l)	Regulated Institution: A financial institution that is subject to supervision and regulation by the:

[1]	Federal Deposit Insurance Corporation,

[2]	Office of Comptroller of the Currency of the United States,

[3]	Board of Governors of the Federal Reserve System,

[4]	Office of Thrift Supervision, or

[5]	National Credit Union Administration.

(m)

Requirements: Fannie Mae’s Requirements for Document Custodians (the current edition of which is available at www.efanniemae.com), together with any updates, amendments or supplements thereto provided (or made available) by Fannie Mae from time to time, and

Fannie Mae Form 2003 November 2006

anything that (in whole or part) supersedes, is substituted for, or supplements any of the foregoing, in whatever medium (such as paper, electronic form, or otherwise) as Fannie Mae shall provide any of the foregoing, specifically including its Web site. References herein to the Requirements are references to the most recently updated Requirements.

(n)	Schedule of Mortgages: Fannie Mae Form 2005 as completed for a particular MBS pool, including revisions or corrections thereof to permit deletion and/or addition of Mortgage Loans prior to Custodian’s Certification of the MBS pool referenced on the Form 2005, or such other means of specifying Mortgage Loans that are subject to this Agreement as Fannie Mae may permit or require.

(o)	Seller: The party that is obligated to Fannie Mae to perform the functions of the “seller” in the Fannie Mae Selling Guide. Lender may be the Seller with respect to some or all of the Mortgage Loans. If Lender is not the Seller with respect to some or all of the Mortgage Loans, then it became the Servicer with respect to those Mortgage Loans concurrent with, or after, they became assets of an MBS trust.

(p)	Servicer: The party that is obligated to Fannie Mae to perform the functions of the “servicer” in the Fannie Mae Servicing Guide. Lender is the Servicer.

(q)	Single-Family: Of or pertaining to a property that is comprised of a one-to-four family residential dwelling unit.

(r)	Trustee: Fannie Mae acting in its capacity as trustee under the applicable MBS Trust Document, and (if applicable) any party that is Fannie Mae’s successor as such trustee.

(s)	Writing (or written): A communication (or pertaining to a communication) that is

[1]	typed, handwritten, or photocopied on paper,

[2]	transmitted electronically (e.g., e-mail), or

[3]	transmitted via facsimile machine (i.e., fax).

SECTION 2:        CUSTODIAN ELIGIBILITY STANDARDS

(a)	At all times, Custodian shall comply with provisions of the Guides and Requirements that set forth Fannie Mae’s requirements for document custodians with respect to:

[1]	eligibility standards, including financial strength rating standards, and

[2]	operating standards including, but not limited to, such standards for staffing, written procedures, disaster recovery plans, document tracking capabilities, and physical storage facilities.

(b)	Custodian must be one of the following:

[1]	a Regulated Institution,

[2]	a subsidiary or parent of a Regulated Institution,

[3]	a holding company that is subject to supervision and regulation by a Regulated Institution regulator, or

[4]	a Federal Home Loan Bank.

Fannie Mae Form 2003 November 2006

(c)	If Lender, or an affiliate that is controlled by Lender, will be Custodian with respect to Mortgage Loans that Lender sells to Fannie Mae (i.e., will maintain custody of the Documents that are related to such Mortgage Loans on behalf of Fannie Mae and as its custodial agent), Lender must maintain such Documents in an independent custody department that:

[1]	is established and operated under trust powers granted to Lender by its primary regulator;

[2]	is physically separate from Lender’s departments that perform mortgage loan origination, selling, or servicing functions;

[3]	maintains its own personnel, files, and operations – all separate from the personnel, files, and operations of Lender’s other functions;

[4]	is subject to periodic review or inspection by Lender’s primary regulator; and

[5]	has custodial officers who are duly authorized by corporate resolution or by-laws to act on behalf of Lender in its trust capacity and are empowered to enter into this Agreement and perform the duties set forth in this Agreement.

SECTION 3:        CUSTODIAN’S DUTIES TO FANNIE MAE AND LENDER

(a)	Custodian does not, pursuant to this Agreement, acquire any ownership interest in any of the Mortgage Loans or Documents. Custodian may not transfer, pledge or otherwise hypothecate any Mortgage Loan or any Document.

(b)	In performing its duties and responsibilities under this Agreement (including, but not limited to, in reviewing Documents and data for possible Certification, and in connection with Document custody at all times upon and after receipt of Documents), Custodian at all times acts for the sole benefit of Fannie Mae.

(c)	By reason of the immediately foregoing, Custodian will:

[1]	subscribe to the Guides and assure that it is on Fannie Mae’s distribution list for the Requirements,

[2]	comply with all Requirements and Guides as are applicable to its obligations under this Agreement, and

[3]	meet any other requirements that Fannie Mae may specify from time to time as applicable to custodians generally, a group of custodians, or Custodian specifically.

(d)	In performing its functions and duties under this Agreement, Custodian undertakes to both Fannie Mae and Lender to act with reasonable care, using that degree of skill and care that it exercises with respect to notes and other documentation for mortgage loans owned and/or serviced by it (or held for others if it has neither an investment portfolio or a servicing portfolio), and with at least such skill and diligence as is customary in the industry.

(e)	Custodian is not liable to Lender for damages by reason of its diligent performance of the services and duties that it is obligated to perform for Fannie Mae by reason of this Agreement, and this Section 3 in particular.

(f)	All Documents that are related to Mortgage Loans that have been transferred to an MBS trust are held by Custodian for Trustee of such trust, However:

[1]	If title to a Mortgage Loan is transferred from its MBS trust to Fannie Mae in its corporate capacity (i.e., for Fannie Mae’s investment portfolio), then this Agreement

Fannie Mae Form 2003 November 2006

shall continue and Custodian will hold all Documents that are related to the removed Mortgage Loan for Fannie Mae as owner of such Mortgage Loan, and will have the same duties and obligations under this Agreement to Fannie Mae as it had to Trustee prior to such removal.

[2]	If title to a Mortgage Loan is transferred from its MBS trust and the transferee is Lender or any other transferee that is not Fannie Mae, then this Agreement shall no longer apply to the Documents that are related to the removed Mortgage Loan.

SECTION 4:        LENDER’S DELIVERIES TO CUSTODIAN OF DOCUMENTS AND DATA

(a)	Each Mortgage Loan will be listed on the Schedule of Mortgages that is provided to Custodian.

(b)	Prior to Certification, Custodian must receive:

[1]	the Documents related to all Mortgage Loans listed on the Schedule of Mortgages, and

[2]	by Electronic Delivery, all required data describing all Mortgage Loans listed on the Schedule of Mortgages.

(c)	Lender will deposit with Custodian all Documents and provide all data in a manner that is timely to permit completion of Certification in coordination with its plans for issuance of the MBS.

(d)	Lender and Custodian may agree that Lender shall deliver, and Custodian shall retain, any documentation pertaining to a Mortgage Loan that Fannie Mae does not require to be held by Custodian. However, the standard referred to in Section 3 hereof (“Custodian’s Duties to Fannie Mae and Lender”) applies to such other documentation, if the Guides provide that it is owned or held by Fannie Mae.

(e)	If Lender is not the Seller, the Seller need not execute this Agreement, However:

[1]	With respect to Mortgage Loans for which Lender will become Servicer concurrently with Fannie Mae’s acquisition of such Mortgage Loans, Lender represents and warrants to Fannie Mae that, insofar as the cooperation of the Seller, or performance by the Seller of duties and/or obligations that are provided for by the Fannie Mae Selling Guide, are necessary under this Agreement, Lender will obtain such cooperation, or will perform, or will cause the Seller to perform, all such duties and obligations.

[2]	With respect to Mortgage Loans for which Lender becomes Servicer either concurrently with, or subsequent to, Fannie Mae’s acquisition of such Mortgage Loans and delivery of MBS, Lender is accountable to Fannie Mae for any Seller failure to so cooperate or perform.

SECTION 5:        CERTIFICATION AND ADVERSE INTERESTS IN MORTGAGE LOANS

(a)	For each Mortgage Loan listed on the Schedule of Mortgages, upon receipt of related Documents, Custodian shall determine whether:

[1]	it has received all Documents,

Fannie Mae Form 2003 November 2006

[2]	the Documents it has received conform, prima facie and without exception, to the specifications set forth in the Guides, Requirements, and any other notice to Custodian that describes Fannie Mae requirements for specific mortgage loans or mortgage loan types.

(b)	For each Mortgage Loan listed on the Schedule of Mortgages, upon receipt of Documents, and receipt of loan data by Electronic Delivery, Custodian will determine whether such data matches the terms of the Documents it has received, without exception.

(c)	If and when, for each Mortgage Loan listed on the Schedule of Mortgages, Custodian determines that the Documents conform to Fannie Mae’s document specifications, and the loan data matches the terms of the Documents, then Custodian shall complete the custodian certification screen in the Certification System and electronically transmit its Certification of such, MBS pool via the Certification System.

(d)	If any Documents reviewed by Custodian are not in compliance with the documentation standards, or the terms thereof do not match the data Custodian received, Custodian will not deliver its Certification and, instead, will notify Lender of all such deficiencies. Custodian shall not certify the MBS pool referenced on the Schedule of Mortgages until:

[1]	all such discrepancies or deficiencies are:

•	cured by Lender, if that is legally possible to do,

•	corrected by the borrower, if action by the borrower is legally required, or,

•	waived by Fannie Mae in writing, and/or

[2]	all Mortgage Loans with deficiencies are removed from the Schedule of Mortgages, and the revised Schedule of Mortgages is provided to Custodian.

(e)	By providing its Certification, Custodian represents and warrants to Fannie Mae that, with respect to the MBS pool and each Mortgage Loan included therein, Custodian has:

[1]	complied with Fannie Mae’s bailee letter requirements (as described in Selling Guide, Part VI, Chapter 3, Section 303), and

[2]	advised Fannie Mae if it is aware that Lender, or any other person with an interest in the Mortgage Loan, has pledged the Mortgage Loan to a warehouse lender or other creditor, and will advise Fannie Mae if it subsequently becomes aware of such information.

(f)	Custodian waives and releases any adverse interest which it may have, by way of a security interest or otherwise, in each Mortgage Loan as of the issue date of the related MBS.

(g)	Certification requirements of this Agreement do not apply if Certification of the MBS pool was completed before Lender became the servicer for the Mortgage Loans in such MBS pool.

SECTION 6:        CUSTODY OF DOCUMENTS

(a)	All Documents are held solely and exclusively for Fannie Mae. Subject only to that limitation. Custodian shall make disposition of Documents solely in accordance with instructions furnished by Fannie Mae in the Guides, the Requirements, or otherwise by notice from Fannie Mae. Further:

Fannie Mae Form 2003 November 2006

[1]	Custodian specifically acknowledges that Fannie Mae has the right to require Custodian to release all Documents, or any portion thereof, pursuant to Fannie Mae’s instructions, without payment to Custodian of any fee or charge, or other thing of value.

[2]	Unless otherwise instructed by Fannie Mae, Custodian may release Documents that are related to Mortgage Loans that have been removed from the Schedule of Mortgages before Custodian delivers its Certification. Release in such cases shall be to the party that Custodian determines to be entitled to the Documents.

[3]	If a Mortgage Loan became an MBS trust asset and title to such Mortgage Loan thereafter is transferred to Lender, then Custodian may release the Documents that are related to that Mortgage Loan, provided that Fannie Mae as Trustee (or Fannie Mae’s successor as Trustee, if any) notifies Custodian that such Mortgage Loan is no longer an MBS trust asset.

(b)	Custodian shall:

[1]	maintain continuous custody of all Documents, and in a manner that identifies such Documents as being held on behalf of Fannie Mae and distinguishes them from documents held for itself or other parties.

[2]	hold all such Documents in secure and fire resistant facilities in accordance with Fannie Mae’s requirements for such custody, and

[3]	at any reasonable time, make all such Documents, or any portion thereof, available to representatives of Fannie Mac for examination, without payment to Custodian of any fee or charge, or other thing of value.

(c)	If Documents exist in electronic form, Custodian shall hold such Documents in secure facilities and with appropriate back-up to guard against loss due to physical damage, power failure, or physical or electronic contamination, and shall maintain equipment or systems with capability to read, store, copy, reproduce or otherwise access such Documents. In addition, Custodian hereby grants Fannie Mae (in any of its capacities) or any other party authorized under the applicable MBS Trust Document (in the capacity provided for by such MBS Trust Document), a license to use Custodian’s technology to access any such Documents on Custodian’s systems as such licensee, in its sole discretion, determines is necessary or convenient in connection with its capacity.

(d)	Section 6(a) notwithstanding, Custodian shall release any of the Documents to Lender from time to time, as required to service the related Mortgage Loans, and as permitted by the Guides and/or Requirements, unless instructed to the contrary by Fannie Mae. Any such release to Lender requires a request on a form accepted or designated by Fannie Mae, from a person duly authorized to make such request. Custodian shall retain such records as Fannie Mae may require concerning such releases.

SECTION 7:        REVIEW OF CUSTODIAN BY FANNIE MAE AND LENDER

(a)	Fannie Mae may perform, with or without prior notice but during regular business hours, on-site reviews to:

[1]	examine any or all Documents and/or other records held by Custodian that relate to Mortgage Loans,

[2]	evaluate Custodian’s custodial facility,

[3]	assess Custodian’s operations or controls, and/or

Fannie Mae Form 2003 November 2006

[4]	review Custodian’s compliance with this Agreement, the Requirements, and/or the Guides.

(b)	If, in Fannie Mae’s judgment, such review indicates any deficiency, then Fannie Mae will notify Custodian (and may notify Lender), specifying the nature of the deficiency, required remedial action, and date for remediation. Failure to remediate may result in exercise by Fannie Mae of any of the remedies specified in Section 14 (“Suspension of Custodian and Termination of Agreement”). Custodian may not charge Fannie Mae any fees in connection with any review or remediation.

(c)	Lender shall ensure that Custodian complies with the Requirements and the Guides. For this purpose, Lender is permitted by Custodian, and obligated to Fannie Mae, to monitor Custodian’s compliance with the Requirements and the Guides. Immediately upon learning of any failure (or apparent failure) by Custodian to comply with any of the foregoing at any time, Lender must notify Fannie Mae and Custodian, specifying the nature of the non-compliance (or apparent non-compliance), required remedial action, and date for remediation,

SECTION 8:        CUSTODIAN’S COMPENSATION

(a)	Compensation for Custodian’s services, including any action taken by Custodian at the request or demand of Fannie Mae. is the sole responsibility of Lender. Custodian may not refuse to take any action or otherwise fail to perform in accordance with this Agreement on the grounds that Custodian has not been (or will not be) compensated by Lender. Custodian agrees to look solely to Lender for payment of its compensation, and agrees that it has no statutory or other lien on, or other rights in, the Documents for payment of its compensation.

(b)	Lender may not structure compensation in a manner that would reward Custodian for compromising its standard of diligence owed to Fannie Mae pursuant to Section 3 hereof (“Custodian’s Duties to Fannie Mae and Lender”). For example, but without limiting the generality of the foregoing, compensation may not be inversely proportional to the per-loan time used to complete Certification review, or directly proportional to the percentage of reviews that result in immediate Certification.

SECTION 9:        INSURANCE

(a)	During the term of this Agreement, Custodian shall maintain, at a minimum, the following insurance coverages at its expense, and provide, if requested, certificates of insurance to Fannie Mae evidencing such coverages:

[1]

Financial Institution Bond (or equivalent insurance) protecting against, at a minimum, losses resulting from dishonest or fraudulent acts of directors, officers, employees, and/or contractors; and physical damage or destruction to, or loss of, any mortgage notes and/or assignments while such Documents are located on Custodian’s premises or in-transit while under its control. The insurance coverage must be in an amount that is commercially reasonable and is commonly found in the mortgage industry, based on the number of notes

Fannie Mae Form 2003 November 2006

and assignments held in custody. The policy’s deductible clause may be for any amount up to a maximum of five percent of the face amount of the bond, and

[2]	Errors and Omissions Insurance covering liability due to errors or omissions in the performance of services, and claims resulting from Custodian’s breach of duty, neglect, misstatement, misleading statement or other wrongful acts committed in the conduct of document custodial services. Coverage limits must be not less than $1 million per claim and $10 million in the aggregate, on a claims-made basis. The policy’s deductible clause may be for any amount up to a maximum of five percent of the face amount of the bond.

(b)	The insurance obligations provided for in this Section 9 do not diminish, restrict, or limit Custodian’s responsibilities and obligations as stated herein.

(c)	A Custodian that is a subsidiary or affiliate of a Regulated Institution may use its parent’s or affiliate’s fidelity bond, and errors and omissions insurance policies, provided that Custodian is named as a joint insured under the fidelity bond and the errors and omissions insurance.

(d)	Lender shall comply with the transit insurance requirements set forth in the Guides, the Requirements, or both.

SECTION 10:        INDEMNIFICATION

(a)	Custodian agrees to indemnify Fannie Mae and hold Fannie Mae harmless for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever (including reasonable attorneys’ fees), which may be imposed on, incurred by, or asserted against Fannie Mae as the result of any negligence, malfeasance, act or omission by Custodian, in its performance (or nonperformance) of the functions and duties of Custodian required by this Agreement, the Guides, or the Requirements. Unless otherwise agreed to in writing by Fannie Mae, the foregoing includes, but is not limited to, Certification of any Mortgage if the:

[1]	Documents were incomplete,

[2]	Documents did not conform, prima facie and without exception, to the specifications set forth in the Guides, the Requirements, and any other notice to Custodian that describes Fannie Mae requirements for specific mortgage loans or mortgage loan types, or

[3]	Mortgage Loan data submitted on the Schedule of Mortgages did not match the terms of those Documents, without exception.

(b)	Lender agrees to indemnify Fannie Mae and hold Fannie Mae harmless for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever (including reasonable attorneys’ fees) which may be imposed on, incurred by, or asserted against Fannie Mae as the result of Lender’s selection of Custodian, or by reason of Custodian’s custody of the Documents.

SECTION 11:        ANNUAL REPORTING

(a)	Using a manner of delivery permitted by Section 22 (“Notices”), Custodian must complete and submit an Annual Statement of Eligibility for Document Custodians (Fannie Mae Form

Fannie Mae Form 2003 November 2006

2001) to Fannie Mae for each calendar year (or portion thereof that ends on December 31) by March 31st of the following calendar year.

(b)	Custodian’s submission of the Annual Statement of Eligibility for Document Custodians shall be subject to Section 19 of this Agreement (“Confidentiality”).

SECTION 12:        LENDER DUTY TO PROVIDE DOCUMENTATION TO CUSTODIAN

Lender shall provide Custodian with copies of such confirmations, agreements, assignments, documents, opinions, instructions, and information relating to this Agreement or to the transactions and responsibilities contemplated hereby, as Custodian may from time to time reasonably request.

SECTION 13:        TRANSFERS OF SERVICING AND TERMINATION OF SERVICING

(a)

If Lender transfers servicing of some or all of the Mortgages, Lender is responsible for compliance with the Servicing Guide’s requirements pertaining to document custody in connection with transfers of servicing.

(b)	The transferee servicer may use Custodian or Fannie Mae’s Document Custodian Facility; or (if all applicable custodian eligibility and operational standards are met) it may arrange to move the related Documents to itself as custodian or to another custodian of its selection. However, unless the servicer uses Fannie Mae’s Document Custodian Facility, it must have (or must execute) a Custodial Agreement with the party that will be the successor custodian for the Documents.

(c)	If Documents will be moved in connection with such transfer of servicing, then:

[1]	Lender (as servicing transferor) must execute and deliver to the servicing transferee such documents as Fannie Mae may require,

[2]	Custodian must cooperate with Lender, the transferee servicer, and the transferee custodian (or Fannie Mae’s Document Custodian Facility, if applicable) in the transfer of custody, and

[3]	no later than 30 days after the effective date of the servicing transfer, the related Documents must be moved to the transferee custodian (or to Fannie Mae’s Document Custodian Facility).

(d)	If Lender’s rights and obligations of servicing terminate with respect to some or all of the Mortgages without a transferee servicer that assumes Lender’s servicing rights and obligations, Fannie Mae may elect to continue this custodial relationship. In that event, Custodian will continue to perform its obligations hereunder for a reasonable time, determined on a case-by-case basis, on the same terms and conditions as set forth herein, provided that Fannie Mae shall not be obligated to pay any compensation or fee for Custodian’s holding or release of any Documents during such period.

Fannie Mae Form 2003 November 2006

SECTION 14:        SUSPENSION OF CUSTODIAN AND TERMINATION OF AGREEMENT

(a)	Suspension of Custodian by Fannie Mae.

[1]	If, in Fannie Mae’s judgment, Custodian is in noncompliance with this Agreement, by reason of any failure to correct a deficiency of which it has been notified, then Fannie Mae may, upon notice lo Lender and Custodian, suspend the authority of Custodian to certify additional Mortgages and/or to accept additional Documents on behalf of Fannie Mae.

[2]	During the period of suspension, with respect to Documents it has previously received, Custodian must continue to perform its custody obligations in accordance with this Agreement, the Guides, the Requirements, and/or any and all other terms agreed to in writing by Custodian and Fannie Mae.

[3]	Such suspension shall continue until Custodian becomes compliant with this Agreement, or Fannie Mae terminates this Agreement. Fannie Mae will consider evidence presented by Custodian that it has become compliant.

(b)	Termination of Agreement by Fannie Mae.

[1]	At its sole discretion, Fannie Mae may terminate this Agreement, following a notice delivered to Lender and Custodian at least 30 days prior to the termination effective date named in the notice, and may require Lender to cause all Documents to be moved to another custodian or multiple custodians that meet all requirements of this Agreement (or to Fannie Mae’s Document Custodian Facility) prior to the termination effective date.

[2]	In addition, Fannie Mae may terminate this Agreement immediately, and may require all Documents to be transferred immediately to another custodian or multiple custodians (or to Fannie Mae’s Document Custodian Facility) upon occurrence of any of the following:

•

Disqualification or suspension of Lender pursuant to the Guides or termination pursuant to its Mortgage Selling and Servicing Contract, or other determination by Fannie Mae that the performance of Lender has been unsatisfactory, or that Lender has failed to meet its eligibility standards;

•

Disqualification or suspension of Custodian pursuant to the Guides and/or the Requirements, or other determination by Fannie Mae that the performance of Custodian has been unsatisfactory, or that Custodian has failed to meet its eligibility standards pursuant to the Guides and/or the Requirements; and

•

Any other circumstance with respect to Custodian, Lender, or the Documents that, in the determination of Fannie Mae, adversely affects the Documents or the interests of Fannie Mae, in any of its capacities.

In any of these events, Custodian shall comply with such requirements as Fannie Mae shall impose including, but not limited to, immediately delivering to Fannie Mae (or its designee) all Documents in its custody.

(c)	Termination of Agreement by Lender. Lender may terminate this Agreement, following a notice delivered to Custodian and to Fannie Mae at least 30 days prior to the termination

Fannie Mae Form 2003 November 2006

effective date named in the notice, provided that (in addition to meeting the requirements in Section 14(e) and (f) below), the following requirements are met:

[1]	Lender must cause the Documents to be moved, prior to the termination effective date and in compliance with the Guides and the Requirements, to another custodian or multiple custodians that meet all requirements of this Agreement (or to Fannie Mae’s Document Custodian Facility).

[2]	Lender will have the Documents transferred earlier than the termination effective date given in the notice, or immediately, if Fannie Mae deems an earlier or immediate transfer to be necessary.

(d)	Termination of Agreement by Custodian. Custodian may terminate this Agreement, following a notice delivered to Lender and to Fannie Mae at least 30 days prior to the termination effective date named in the notice, provided that (in addition to the requirements in Section 14(e) and (f) below), the following requirements are met:

[1]	Lender has caused the Documents to be moved, or Custodian has moved the Documents, prior to the termination effective date and in compliance with the Guides and the Requirements, to another custodian or multiple custodians that meet all requirements of this Agreement (or to Fannie Mae’s Document Custodian Facility), and

[2]	Lender or Custodian will have the Documents transferred earlier than the termination effective date given in the notice, or immediately, if Fannie Mae deems an earlier or immediate transfer to be necessary.

(e)	Responsibilities for Payment of Fees and Costs for Transfer of Files and Documents, Lender, and not Fannie Mae, is responsible for paying any fees and costs associated with any transfer of files and Documents to another custodian or multiple custodians (or to Fannie Mae’s Document Custodian Facility), regardless of the reason for the transfer, and even if Fannie Mae (rather than Lender) initiated the transfer, Custodian agrees to look solely to Lender for payment of such fees and costs.

(f)	Responsibilities and Obligations of Custodian upon Notice of Termination of Agreement.

[1]	This Agreement shall remain in effect for so long as Custodian holds any Documents, notwithstanding termination by any party to this Agreement. In no event may Custodian refuse or fail to fulfill its custodial obligations so long as any Documents remain in its custody, regardless of whether Custodian has received compensation for the transfer of Documents.

[2]	Upon a termination of this Agreement by any party (including Custodian), Custodian must cooperate with Fannie Mae, Lender, the transferee(s) and/or Fannie Mae’s Document Custodian Facility (as applicable), to ensure, among other things, an orderly transfer of the Documents, pursuant to the Guides and the Requirements. Custodian grants Fannie Mae (and Lender, when acting on Fannie Mac’s behalf) a license to use Custodian’s technology to access any such Documents on Custodian’s systems, as such licensee (in its sole discretion) determines is necessary or convenient in connection with the foregoing.

Fannie Mae Form 2003 November 2006

SECTION 15:        REPRESENTATIONS AND WARRANTIES

(a)	Custodian and Lender each represents, warrants, and covenants to the other parties hereto that:

[1]	This Agreement has been authorized and approved by all requisite corporate action required of it and, when executed and delivered by the other parties hereto, this Agreement will constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms.

[2]	It has not executed and will not execute any agreement or obligation inconsistent herewith or with any of the transactions, or its obligations, contemplated hereby.

[3]	It has complied, and at all times will comply, with all applicable laws and regulations in connection with consummation of the transactions, or its obligations, contemplated hereby.

(b)	Custodian represents, warrants, and covenants to Fannie Mae and Lender that, upon its execution hereof, it complies with all standards and requirements that are made applicable to it by reason of this Agreement, including (without limitation) Custodian eligibility standards set forth in Section 2 (Custodian Eligibility Standards) of this Agreement.

(c)	Custodian represents and warrants to Fannie Mae and Lender that:

[1]	this Agreement has been either:

•	specifically approved by its board of directors, or

•	approved by an officer of Custodian who was duly authorized by its board of directors to enter into this type of contract, and

•	such approval or authorization is reflected in the minutes of the meetings of such board of directors;

[2]	this Agreement constitutes the “written agreement” governing Custodian’s relationship to the Documents and its obligations to Fannie Mae and Lender with respect thereto; and

[3]	Custodian (and any successor thereto) shall continuously maintain this “written agreement” as an official record of Custodian.

SECTION 16:        AMENDMENTS, SUPPLEMENTS, AND WAIVERS

(a)	In its sole discretion, at any time Fannie Mae may, by notice to Custodian and Lender, amend or supplement any provision or requirement set forth in this Agreement including, but not limited to, the document custodian eligibility standards, Custodian or Lender obligations and duties, Document and data delivery requirements, or any other terms of this Agreement.

(b)	If anything referenced in Section 16(a) is amended or supplemented by the Guides, Requirements, or both, then this Agreement is deemed to be simultaneously amended or supplemented to the extent necessary to conform this Agreement to such amended or supplemented Guide requirements. The foregoing is equally true if the Requirements are amended or supplemented.

Fannie Mae Form 2003 November 2006

(c)	No amendment, supplement, or waiver of any provision of this Agreement, nor consent to any departure by Custodian herefrom, shall in any event be effective unless the same shall be in a writing signed by an authorized Fannie Mae representative, and then such waiver or consent shall be effective only in the specific instance(s) and/or for the specified reason(s) for which it is given.

(d)	Any waiver or variance given by Fannie Mae to Lender or Custodian with respect to Lender’s or Custodian’s duties or obligations under the Guide, the Requirements, and/or this Agreement will become an amendment to this Agreement.

(e)	Exhibit A (“Waivers and Variances”) will:

[1]	be attached to the original of this Agreement prior to execution hereof (or insofar as deemed necessary by Fannie Mae, as soon after execution hereof as practicable),

[2]	list each outstanding waiver or variance that has been given to Custodian (concerning custodian eligibility or operations standards) or to Lender (concerning Mortgage Loan documentation standards),

[3]	describe the material features of each listed waiver or variance, and

[4]	be updated promptly, acknowledged by each party hereto, and re-attached to the original of this Agreement (with an original or copy of the acknowledged update provided to each of the parties hereto) if, subsequent to execution hereof, any:

•	outstanding waivers or variances are added to Exhibit A,

•	additional waivers or variances are given (except that single loan or single transaction waivers and variances need not be attached at Fannie Mae’s discretion); or

•	waivers or variances are terminated or revised.

SECTION 17:        EXECUTION AND BINDING EFFECT

(a)	This Agreement may be executed in any number of counterparts, each of which is an original and all of which, taken together, shall constitute a single Agreement.

(b)	This Agreement shall:

[1]	become effective upon execution by Fannie Mae, Lender, and Custodian, and with the effective date provided on the cover page hereof,

[2]	replace and supersede any prior custodial agreement governing all of the parties hereto with respect to Single-Family mortgage loans, beginning on the effective date of this Agreement,

[3]	thereafter, bind and benefit the parties and their respective successors and assigns, subject to Section 3 (“Custodian’s Duties to Fannie Mae and Lender”) hereof, and

[4]	continue in full force and effect so long as Custodian shall have custody of any of the Documents, or until terminated.

SECTION 18:        GOVERNING LAW AND PRIORITY OF CONTRACTUAL AUTHORITY

(a)	This Agreement shall be governed by and construed in accordance with the laws of the United States. Insofar as there may be no applicable precedent and insofar as to do so would not frustrate the purposes of any provision of this Agreement or the transactions governed thereby, the local laws of the District of Columbia shall be deemed reflective of the laws of the United States.

Fannie Mae Form 2003 November 2006

(b)	In interpretation of this Agreement, if there is any inconsistency between:

[1]	the applicable MBS Trust Document and this Agreement, the Guides, or the Requirements, then the MBS Trust Document shall prevail,

[2]	this Agreement and the Guides or Requirements, then this Agreement shall prevail, and

[3]	the Guides and the Requirements, then the Guides shall prevail.

(c)	In Section 18(b), which appears immediately above, references to the MBS Trust Document, this Agreement, the Guides, and/or the Requirements include anything that amends or supplements the MBS Trust Document, this Agreement, the Guides, or the Requirements, respectively.

SECTION 19:        CONFIDENTIALITY

(a)	Fannie Mae will treat Custodian’s Annual Statement of Eligibility for Document Custodians (Form 2001) as confidential information, and may disclose the same only to other parties to this Agreement, and not to any third party, except as may be required by applicable law or by a regulatory agency.

(b)	Lender and Custodian will treat any waivers granted by Fannie Mae of any of Lender’s or Custodian’s duties and obligations under the Guides, the Requirements, or this Agreement as confidential information, and may disclose the existence and terms of the same only to other parties to this Agreement, and not to any third party, except as may be required by applicable law or by a regulatory agency.

SECTION 20:        ASSIGNMENT

Neither Lender or Custodian shall be entitled to assign any of its rights or obligations hereunder without the prior written consent of Fannie Mae.

SECTION 21:        HEADINGS AND REFERENCES TO FANNIE MAE

(a)	The section, headings herein are for convenience only and shall not affect the construction of this Agreement.

(b)	References to Fannie Mae are references to Fannie Mae as Trustee (or to the successor Trustee, if applicable) whenever the context involves Fannie Mae’s relationship to a Mortgage Loan that is an MBS trust asset at the time in question, or to the Documents associated with such a Mortgage Loan.

SECTION 22:        NOTICES

(a)	All demands, notices or notifications, instructions, and other communications given pursuant to this Agreement shall be:

[1]	in writing,

Fannie Mae Form 2003 November 2006

[2]	personally delivered (with written record of delivery), certified mail return receipt requested, or transmitted via facsimile machine (if the sender receives a notice of successful transmission), and

[3]	addressed as set forth below (or to such other contact person and address as Fannie Mae, Custodian, or Lender may hereafter designate in a writing that is delivered in accordance with the terms of this Section 22):

(b)	If to Fannie Mae:

Contact person (name):

Contact person’s title:	Director, Custodian Oversight and Monitoring
Contact person’s mailing address:	13150 Worldgate Drive, Herndon, VA 20170
Contact person’s electronic mail address:	thirdparty_custody@fanniemae.com

Contact person’s telephone number:
Contact person’s facsimile number:

(c)	If to Custodian:

*	Please note if vault location is different from contact’s mailing address. *

Contact person (name):	Cheryl Whitehead

Contact person’s title:	Vice President

Contact person’s mailing address:	269 Technology Way
Bldg, B, Unit 3
Rocklin, CA 95765

Contact person’s electronic mail address:	cheryl.whitehead@usbank.com

Contact person’s telephone number:	916-626-5406
Contact person’s facsimile number:	916-626-3150
Vault location(s), if different from Custodian contact person’s mailing address:
same

(d)	If to Lender:

Contact person (name):	Sharon Todhunter

Contact person’s title:	Vice President, Products and Pricing Manager

Contact person’s mailing address:	2000 Two Union Square
601 Union Street
Seattle, WA 98101

Contact person’s electronic mail address:	sharon.todhunter@homestreet.com

Contact person’s telephone number:	(206) 389-6295

Contact person’s facsimile number:	(206) 389-6301

*    *    *    *    *    *     *    *    *    *

Fannie Mae Form 2003 November 2006

IN WITNESS WHEREOF, Custodian, Lender and Fannie Mae have caused this Agreement to be executed and delivered as of the effective date provided on the cover page hereof.

CUSTODIAN:

Custodian’s Name:	U.S. Bank N.A.

Signatory’s Name and Title:	Delma M. Carlson
Assistant Vice President

Signature:	/s/ Delma M. Carlson, AVP 9-23-09

Attest (Name, Title, and Signature):	Saah T. Kemayah /s/ Saah T. Kemayah
Vice President

Custodian’s Main Office Address (if different from address entered in Section 22):

Same

Custodian’s Telephone Number:	Same

Financial Institution Number:	20000504713

LENDER, as Seller and Servicer, or as Servicer, as applicable now or hereafter:

Lender’s Name:	HomeStreet Bank

Signatory’s Name and Title:	Sharon Todhunter, Vice President, Products and Pricing Manager

Signature:	/s/ Sharon Todhunter

Attest (Name, Title, and Signature):	/s/ Glenda L. Cooper
Vice President

Lender’s Main Office Address (if different from address entered in Section 22):

Fannie Mae Seller/Servicer Number(s):	20722-000-0

FANNIE MAE, as Trustee of MBS trusts that it has formed and may form hereafter, and in its corporate capacity:

Signatory’s Name and Title:	Debra Thompson

Signature:	/s/ Debra Thompson

Attest (Name, Title, and Signature):	Michael Woods, SBA, /s/ Michael Woods

Fannie Mae Address – see Section 22

Fannie Mae Form 2003 November 2006

EXHIBIT A:    WAIVERS AND VARIANCES

Fannie Mae Form 2003 November 2006